UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction  A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 17, 2008, Channell Commercial Corporation (the “Company”) entered into an Amendment to Standard Industrial Leases—Net dated as of January 1, 2009 (the “Lease Amendment”), with the Channell Family Trust dated June 29, 1990 (the “Trust”).  The Lease Amendment covers the properties located at 26040 Ynez Road, Temecula, California, and 40761 County Center Drive, Temecula, California.  Pursuant to the Lease Amendment, the base monthly rental for the two properties for the period beginning and including January 2009 and ending and including June 2009 will be reduced by an aggregate of $50,000, for an aggregate reduction in rent for those six months of $300,000.  In consideration for the rent reduction, the Company is obligated to issue to the Trust 2,000,000 shares of the Company’s Common Stock, $0.01 par value per share.  The Company has the right to reacquire from the Trust such shares of Common Stock by payment of $0.15 per share in cash, plus interest at the rate of five percent (5%) per annum from January 1, 2009 through the date of payment, through December 12, 2010.

The Lease Amendment is attached as Exhibit 99.1.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2008, the Board of Directors of the Company voted unanimously to deregister the Company’s Common Stock under the Securities Exchange Act of 1934, as amended, and to delist the Company’s Common Stock from trading on the Nasdaq Global Market.  See the Company’s press release attached hereto as Exhibit 99.2.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, each of Dana Brenner, Richard Williams and Robert Brendel resigned from the Board of Directors of the Company.  Each was appointed, in a non-director capacity, to the newly created Advisory Board of the Company.  In that capacity, each will be entitled to compensation at the rate of $25,000 per year, plus reimbursement of expenses in accordance with current practice.

Finally, on December 17, 2008, the Board of Directors approved a Restricted Stock Agreement with William H. Channell, Jr. (the “RSU Agreement”).  Pursuant to the RSU Agreement, Mr. Channell is surrendering an aggregate of 1,096,400 stock options to acquire shares of the Company’s Common Stock, $0.01 par value per share, in exchange for the issuance of 274,100 restricted shares of Common Stock.  All such shares of restricted Common Stock vest in March, 2011.

Mr. Channell’s Restricted Stock Agreement is attached as Exhibit 99.3.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Amendment to Standard Industrial Leases—Net between Channell Commercial Corporation and the Channell Family Trust dated June 29, 1990

99.2	Press Release Announcing Intent to Deregister and Delist

99.3	Restricted Stock Agreement between Channell Commercial Corporation and William H. Channell, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	CHANNELL COMMERCIAL CORPORATION

(Registrant)

/s/ William H. Channell, Jr.
William H. Channell, Jr.
Chief Executive Officer
(Duly authorized officer of the Registrant)